 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-283942
PROSPECTUS
35,555,555 Shares of Common Stock
This prospectus covers the offer and resale by the selling stockholders identified in this prospectus or their donees, pledgees, transferees or other successors-in-interest, or the selling stockholders, of up to an aggregate of 35,555,555 shares of our common stock, par value $0.00001 per share, issued by us in a private placement on November 19, 2024.
We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.
Sales of the shares by the selling stockholders may occur at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all underwriting discounts and selling commissions related to the sale of their shares of common stock pursuant to this prospectus and all similar fees and commissions on a pro rata basis, and otherwise will bear their own broker or similar commissions payable with respect to sales of their shares of common stock.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ACRS.” On December 30, 2024, the last reported sale price of our common stock was $2.48 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 5 of this prospectus and any similar section contained in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 31, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the registration statement, the selling stockholders may sell from time to time, in one or more offerings, the common stock described in this prospectus.
We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus, and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a clinical-stage biopharmaceutical company focused on developing novel product candidates for immuno-inflammatory diseases. Our proprietary KINect drug discovery platform combined with our preclinical development capabilities allows us to identify and advance potential product candidates that we may develop independently or in collaboration with third parties. We also provide contract research services to third parties enabled by our early-stage research and development expertise.
Corporate Information
We were incorporated under the laws of the State of Delaware in July 2012. Our principal executive offices are located at 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087. Our telephone number is (484) 324-7933. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ACRS.”
Our internet website address is www.aclaristx.com. We do not incorporate the information on or accessible through our website into this prospectus. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
“Aclaris,” the Aclaris logo, and KINect and our other trademarks or service marks appearing in this prospectus or incorporated herein by reference are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.
Private Placement
On November 18, 2024, we entered into a Securities Purchase Agreement, or the Purchase Agreement, pursuant to which we agreed to issue and sell to the selling stockholders in a private placement transaction, or the Private Placement, an aggregate of 35,555,555 shares of our common stock, or the Shares. The purchase price per share of common stock in the Private Placement was $2.25.
Our total net proceeds from the sale of securities in the Private Placement, after deducting commissions to the placement agents and offering expenses, was $74.9 million. The closing of the Private Placement occurred on November 19, 2024.
Registration Rights Agreement
In connection with the Private Placement, we entered into a Registration Rights Agreement, or the RRA, with the selling stockholders, pursuant to which we agreed to register the Shares for resale. Under the RRA, we agreed to file a registration statement covering the resale by the selling stockholders of their Shares no later than 30 days following the closing of the Private Placement, and to use reasonable best efforts to have the registration statement declared effective at the earliest possible date but no later than the earlier of (a) the 75th calendar day following the initial filing date of the registration statement if the SEC notifies us that it will review the registration statement and (b) the fifth business day after the date the SEC notifies us that the registration statement will not be reviewed or be subject to further review. The registration statement of which this prospectus forms a part is being filed to satisfy the requirements of the RRA.

The Offering
Shares of common stock offered by the selling stockholders
We are registering for resale by the selling stockholders an aggregate of 35,555,555 shares of common stock.
Terms of the offering
Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk Factors
See “Risk Factors” on page 5 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq ticker symbol
“ACRS”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.
Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include statements regarding:
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our plans to develop our product candidates;

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the timing of our planned clinical trials of our product candidates and the reporting of the results from these trials;

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the clinical utility of our product candidates;

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our plans and expectations related to manufacturing capabilities and strategy;

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our expectations regarding coverage and reimbursement of our product candidates, if approved;

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the timing of our regulatory filings and approvals for our product candidates;

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our intellectual property position;

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our plans to pursue strategic alternatives, including identifying and consummating transactions with third-party partners, to further develop, obtain marketing approval for and/or commercialize our product candidates, and earn revenue from such arrangements;

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our expectations regarding competition;

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our expectations regarding our continued reliance on third parties;

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the impacts of macroeconomic conditions on our business;

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our expectations regarding our use of capital; and

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our estimates regarding future revenue, expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “intend,” “expect,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” and “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference in its entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement and any related free writing prospectus. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus. For more information, see the below section “Where You Can Find Additional Information.” Please also read carefully the above section “Special Note Regarding Forward-Looking Statements.”
Risks Related to the Ownership of Our Common Stock
A substantial number of shares of our common stock may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our common stock to decline. A substantial majority of our outstanding common stock is, and the common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our common stock beneficially owned by the selling stockholders pursuant to this prospectus.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear all underwriting discounts and selling commissions related to the sale of shares of common stock pursuant to this prospectus and all similar fees and commissions on a pro rata basis, and otherwise will bear their own broker or similar commissions payable with respect to sales of their shares of our common stock.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders consist of the Shares issued by us in the Private Placement. For additional information regarding the issuance of the Shares in connection with the Private Placement, see the section “Prospectus Summary — Private Placement” above. We are registering the resale of shares of common stock issued to the selling stockholders in order to permit such selling stockholders to offer the shares for resale from time to time.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, transferees, or other successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The table below lists the selling stockholders and other information regarding the beneficial ownership of shares of our common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The first column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock as of December 16, 2024. The percentage of shares owned prior to and after the offering in the second and fifth columns are based on 107,018,735 shares of common stock outstanding as of December 16, 2024. The fourth and fifth columns assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”
Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.
	Before Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Adage Capital Partners, L.P.(1)	9,627,304	9.0%	4,666,667	4,960,637	6.9%
Anand Mehra(2)	788,780	*	666,666	122,114	*
Benjamin Auspitz	475,406	*	444,444	30,962	*
B-Flexion Health and Life Science Invest LP(3)	4,444,445	4.2	4,444,445	—	—
Entities associated with Decheng Capital Management V (Cayman), LLC(4)	2,266,667	2.1	2,266,667	—	—
Logos Opportunities Fund IV LP(5)	2,222,222	2.1	2,222,222	—	—
Entities associated with Monashee Investment Management, LLC(6)	888,888	*	888,888	—	—
RA Capital Healthcare Fund, L.P.(7)	4,666,667	4.4	4,666,667	—	—
Entities associated with Rock Springs Capital LLC(8)	7,420,162	6.9	4,666,667	2,753,495	3.9
Samsara BioCapital, LP(9)	3,850,222	3.6	1,688,889	2,161,333	3.0
The Stuart Partners, LLC(10)	44,445	*	44,445	—	—
Entities associated with Vivo Capital LLC(11)	8,888,888	8.3	8,888,888	—	—

*
Less than 1%

(1)
Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P. (“Adage”), and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares. The address of the individuals and entities referenced in this footnote is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(2)
The number of shares beneficially owned before the offering consists of (a) 710,030 shares of common stock, and (b) 78,750 shares of common stock underlying options that are exercisable within 60 days of December 16, 2024. Dr. Mehra is a member of our board of directors.

(3)
B-Flexion GP Limited (“B-Flexion GP”) is the general partner of B-Flexion Health and Life Science Invest L.P. (“B-Flexion LP”). Any two directors of B-Flexion GP has the power to vote or dispose of the shares held of record by B-Flexion LP. The current members of the B-Flexion GP board are Andrew Le Gal, Sally-Ann Hardman, Phillip Shenkman and Panicos Papageorgiou, and each may be deemed to have beneficial ownership over the shares held of record by B-Flexion LP. The address of the individuals and entities referenced in this footnote is Ensign House, 29 Seaton Place, St. Helier, Jersey.

(4)
The number of shares beneficially owned before the offering consists of (a) 1,942,116 shares of common stock held by Decheng Capital Global Life Sciences Fund V, L.P. (“Fund V”), (b) 194,731 shares of common stock held by Decheng Capital Global Life Sciences Fund V-A, L.P. (“Fund V-A”), and (c) 129,820 shares of common stock held by Decheng Capital Global Life Sciences Fund V-B, L.P. (“Fund V-B”). Xiangmin Cui is the Managing Director of each of Fund V, Fund V-A, and Fund-B. In such capacity, Dr. Cui has voting and investment power over the shares held by Fund V, Fund V-A, and Fund-B and may be deemed the beneficial owner of such shares. The address of the individual and entities referenced in this footnote is 3000 Sand Hill Road, #2-110, Menlo Park, California 94025.

(5)
Logos Opportunities IV GP LLC (“GP IV”) is the general partner of Logos Opportunities Fund IV LP (“Fund IV”). Arsani William and Graham Walmsley are the managing members of GP IV. Mr. William has voting and dispositive power with respect to the shares held of record by Fund IV and may be deemed to have beneficial ownership of such shares. The address of the individuals and entities referenced in this footnote is One Letterman Drive, Building C, Suite C3-350, San Francisco, California 94129.

(6)
The number of shares beneficially owned before the offering consists of (a) 266,666 shares of common stock held by BEMAP Master Fund LTD (“BEMAP”), (b) 302,222 shares of common stock held by Monashee Pure Alpha SPV I LP (“Pure Alpha”), and (c) 320,000 shares of common stock held by Blackstone CSP-MST FMAP Fund (“FMAP”). BEMAP, Pure Alpha and FMAP are managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of the shares held by BEMAP, Pure Alpha and FMAP. The address of the individuals and entities referenced in this footnote is 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(7)
RA Capital Healthcare Fund GP, LLC (“Fund GP”) is the general partner of the RA Capital Healthcare Fund, L.P. (“Fund”). RA Capital Management, L.P. (“RA Capital”) is the investment manager for Fund. The general partner of RA Capital is RA Capital Management GP, LLC (“RA Capital GP”), of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. Each of Fund GP, RA Capital, RA Capital GP, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by Fund. The address of the individuals and entities referenced in this footnote is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(8)
The number of shares beneficially owned before the offering consists of (a) 6,261,649 shares of common stock held by Rock Springs Capital Master Fund LP (“Rock Springs Fund”) and (b) 1,158,513 shares of common stock held by Four Pines Master Fund LP (“Four Pines Fund”). Rock Springs Capital Management LP (“RSCM”) is the investment adviser of Rock Springs Fund and Four Pines Fund. The general partner of RSCM is Rock Springs Capital LLC (“RSC”). RSC and RSCM may therefore be deemed to have or share beneficial ownership of the shares held directly by Rock Springs Fund and Four Pines Fund. The address of the entities referenced in this footnote is 650 South Exeter St., Suite 1070, Baltimore, Maryland 21202.

(9)
Samsara BioCapital GP, LLC (“Samsara GP”) is the sole general partner of Samsara BioCapital, L.P. (“Samsara LP”). Dr. Srinivas Akkaraju is a managing member of Samsara GP. Each of Samsara GP and

Dr. Srinivas may be deemed to have voting and investment power over the shares held of record by Samsara LP. The address of the individual and entities referenced in this footnote is 628 Middlefield Road, Palo Alto, California 94301.
(10)
Anastasios Parafestas is the manager of the managing member of The Stuart Partners, LLC and exercises sole voting and dispositive power over the shares held of record by The Stuart Partners, LLC. The address of the individual and entity referenced in this footnote is One Joy Street, Boston, Massachusetts 02108.

(11)
The number of shares beneficially owned before the offering consists of (a) 7,955,160 shares of common stock held by Vivo Opportunity Fund Holdings, L.P. (“Opportunity Fund”) and (b) 933,728 shares of common stock held by Vivo Asia Opportunity Fund Holdings, L.P. (“Asia Opportunity Fund”). Vivo Opportunity, LLC is the general partner of Opportunity Fund. Vivo Opportunity Cayman, LLC is the general partner of Asia Opportunity Fund. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Opportunity Fund or Asia Opportunity Fund. The address of the individuals and entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, California 94301.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
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distributions to members, partners, stockholders or other equityholders of the selling stockholders;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the RRA, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS
Cooley LLP, Reston, Virginia, will pass upon the validity of the securities offered by this prospectus and any supplement thereto.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Aclaris. The address of the SEC website is www.sec.gov.
We maintain a website at www.aclaristx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37581):
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 7, 2024, August 7, 2024, and November 6, 2024, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 19, 2024, as amended on February 5, 2024; February 5, 2024; March 19, 2024; June 7, 2024; July 16, 2024; and November 18, 2024.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024.

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The description of our common stock which is contained in a registration statement on Form 8-A filed on October 2, 2015 under the Exchange Act, as updated by the description of our common stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Aclaris Therapeutics Inc., Attn: Matthew Rothman, General Counsel and Corporate Secretary, 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087; telephone: (484) 324-7933.

35,555,555 Shares of Common Stock
PROSPECTUS
December 31, 2024